UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

Global Boatworks Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55646	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2637 Atlantic Blvd. #134

Pompano Beach, Florida 33062

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 954-934-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2020, Global Boatworks Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement with R3 Score Technologies, Inc., a privately-owned Delaware corporation (the “R3 Score”) and its shareholders dated September 3, 2020 to acquire up to 100% of the issued and outstanding capital stock of R3 Score in exchange for up to 103,307,061 shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company.  The initial closing pursuant to which the Company will acquire 94% of R3 Score is expected to occur no later than September 10, 2020 with subsequent closings for up to 100% of R3 Score to occur no later than September 30, 2020.

R3 Score has developed data driven scoring designed to unlock new valuable employees and customers globally utilizing a multi-factor algorithm based on 11 factors assessing character, capacity and continuity of choice. R3 Score sells its core product directly to businesses and consumers offering a contextualized background check and an alternative credit score. The alternative criminal background check is the wedge into the market with the goal of generating revenue as R3 Score seeks to grow more traditional and modern financial services. R3 Score considers itself a FinTech company with a goal of becoming a challenger, or neo bank for a traditionally overlooked and underbanked population.  The proprietary risk model is used to shift the composition of the industry and gain market adoption is a strategic objective.

The initial product offerings are designed for the 1-in-3 (more than 70 million people) Americans living with an arrest or conviction record.  R3 Score has a pathway to expand to the general public with thin consumer credit files and who are left out of traditional credit scoring models. The criminal background screening opportunity serves as an ideal place, to begin with, the growing dialogue around racial and criminal justice.]

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Share Exchange Agreement, dated September 3, 2020, between Global Boatworks Holdings, Inc., R3 Score Technologies, Inc. and the shareholders of R3 Score Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC. Date: September 4, 2020 By: /s/ Robert Rowe Robert Rowe, Chief Executive Officer